Exhibit 10.1

 FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the “Amendment”), dated as of July 23, 2008, by and between HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the “Company”), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Common Stock Purchase Agreement.

WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of July 2, 2008 (the “Common Stock Purchase Agreement”) pursuant to which the Buyer has agreed to purchase, and the Company has agreed to sell up to $30,000,000 of the Common Stock;

WHEREAS, the parties desire to amend the Common Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1.	Amendments.

Section 1(g) is hereby amended and restated in its entirety as follows:

(g) Compliance with Principal Market Rules. Notwithstanding any other provision of this Agreement, the Company shall not effect any sale under this Agreement or be obligated to register under the 1933 Act Purchase Shares under this Agreement and the Buyer shall not have the right or the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the "Exchange Cap" shall be deemed to be reached. The "Exchange Cap" shall be deemed to have been reached if, at any time prior to the shareholders of the Company approving the transaction contemplated by this Agreement, upon a purchase under this Agreement, the Purchase Shares and Commitment Shares issuable pursuant to such purchase would, together with all Purchase Shares and Commitment Shares previously issued under this Agreement, and any Common Stock previously issued to Fusion that would be aggregated by the American Stock Exchange exceed 14,823,651 shares of Common Stock (19.99% of the 74,155,334 outstanding shares of Common Stock as of the date of this Agreement). The Company may, but shall be under no obligation to, request its shareholders to approve the transaction contemplated by this Agreement. The Company shall not be required to issue any shares of Common Stock or register any shares of Common Stock under this Agreement if such issuance or registration would breach the Company's obligations under the rules or regulations of the Principal Market.

Section 3(c) is hereby amended and restated in its entirety as follows:

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which as of the date hereof, 74,155,334 shares are issued and outstanding, none are held as treasury shares, 16,446,992 shares are reserved for issuance pursuant to the Company's stock option plans of which only approximately 8,883,524 shares remain available for future grants and 9,731,275 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of blank check Preferred Stock, $0.01 par value, of which as of the date hereof no shares are issued and outstanding . All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

2.
Effect of Amendment/Incorporation of Certain Provisions. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth in Section 11 of the Common Stock Purchase Agreement are hereby expressly incorporated by reference into this Amendment.

* * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

HEMISPHERX BIOPHARMA, INC.

By: /s/ William A. Carter
Name: William A. Carter
Title: Chief Executive Officer

BUYER:

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President